Exhibit 99.1

Tri-Tech Holding to Acquire Operating Assets of Wisconsin Water Technology Company

BEIJING, June 14, 2011 Tri-Tech Holding Inc. (NASDAQ: TRIT), a premier Chinese company that provides leading turn-key solutions in China for water resources, water and wastewater treatment, industrial safety and the pollution control markets, announced today that its subsidiaries, Tri-Tech International Investment Inc. and Tri-Tech Infrastructure, LLC, have acquired the operating assets of J&Y International Inc., a company based in Menomonee Falls, Wisconsin. The acquisition closed effective as of June 9, 2011.

The purchase price is an amount up to $1,500,000 to be paid in up to four installments of cash and Tri-Tech stock, subject to an earn-out purchase price payment to be made based upon the earnings before interest, taxes, depreciation and amortization of the J&Y business through December 31, 2012.

J&Y designs and manufactures industrial chemical water recovery systems, desalination plants, domestic and industrial wastewater treatment systems and reverse osmosis filtration systems.

Management Comment

Tri-Tech President, Mr. Phil Fan, said, “J&Y has developed superior desalination technology, which has enormous market potential. With this acquisition, Tri-Tech will have the technology to expand into the rapidly growing markets for seawater desalination, water reuse, and zero liquid discharge (ZLD), driven by increased scarcity of water resources. We expect the marketing power of Tri-Tech combined with J&Y’s superior technology will result in synergies that will enhance our overall competitive advantage. Tri-Tech is systematically acquiring unique technologies globally and building its technology portfolio and capabilities in the advanced water treatment and purification, and reuse fields.”

J&Y CEO James Schwartz said, “We are very pleased to join with Tri-Tech and to benefit from management’s commitment to water treatment technology and product innovation. We are impressed with the management’s clear strategic direction and we are delighted to become part of it. Tri-Tech has the ability to identify and benefit from market opportunities and to maintain strong growth. We believe that Tri-Tech will additionally benefit from J&Y’s decades of experience in the water and wastewater treatment industry. The market opportunities dealing with China’s industrial wastewater treatment needs alone are huge. We believe that with Tri-Tech’s strong customer base and sophisticated marketing capabilities, J&Y’s water treatment technologies and solutions will become widely used and will contribute to J&Y’s long-term sustainable development.”

Tri-Tech CEO Mr. Warren Zhao said, “J&Y is Tri-Tech’s first overseas acquisition and our second following the acquisition of BSST in August 2010. By enabling us to become a strong company in the rapidly growing seawater desalination and water reuse markets, J&Y has enormous strategic importance for us. This further underscores our determination to build a major global company in the water treatment industry. J&Y brings technology and engineering experience for our company that will enable us to expand our business in a major way in not just desalination but also industrial wastewater, water treatment and other related fields.

“Tri-Tech aims to become an integrated and full life cycle solution provider in development, comprehensive design, construction and operation. In the past few years, with its high-quality technology and service, J&Y has accumulated extensive engineering and product experience, strong positive reputation and valuable customer relationships. After the completion of the acquisition, we will together focus on achieving the ideal combination of technology, market reach and customer service in industrial water and wastewater treatment industry as we seek to realize rapid development in these areas. We believe this acquisition will contribute to joint profit growth and will greatly serve the long-term interests of all shareholders,” Mr. Zhao said.

Background Information

In developing the Twelfth Five-Year Plan (FYP), the Chinese government has made the restructuring of high-energy, high-polluting enterprises a top priority. Sewage treatment firms need to adapt to new standards, speed up technological development and increase processing efficiency. In particular, industrial companies are being asked to strengthen industrial wastewater recycling, reuse and processing and to develop low-emission technologies. The availability and source of recycled water are major issues and in coastal areas, seawater desalination is regarded as a logical solution. According to Global Water Intelligence, additional seawater desalination capacity of 1.5 million cubic meters per day will be added in China during the Twelfth FYP, only 20% of which is expected to be reverse osmosis. Within the Twelfth FYP, planned prefecture-level wastewater and reuse investment (RMB 334 billion or US$51 billion), water reuse is 9%, a 3% increase over such investment during the Eleventh FYP.

The Chinese government strictly controls the water usage of industrial companies. Many companies have begun using recycled water to maximize water conservation, which is the future trend of development. At present, thermal power plants and other new projects, in principle, must use recycled water for cooling and other purposes. Currently there are companies using fresh water that are supposed to be using recycled water. There are also companies already using recycled water but do not meet the percentage of usage requirements. Both types of companies could be subjected to reductions in the amount of water made available to them based on current standards for recycled water use.

With the growing development of industrial parks, industrial wastewater treatment in these parks is another important issue. The total discharge of industrial wastewater in China each year has reached 49 billion cubic meters, accounting for two thirds of the all discharged wastewater. This underscores why industrial wastewater treatment technology has such a huge market potential.

About J&Y International Inc.

J&Y International Inc., headquartered in Menomonee Falls, Wisconsin, is a water treatment company dedicated to improving the environment. Founded in 1996, J&Y designs and manufactures industrial chemical water recovery systems, desalination plants, domestic and industrial wastewater treatment systems and reverse osmosis filtration systems.

J&Y formulates innovative solutions to solve water treatment and chemical concentration problems. J&Y uses various treatment technologies such as evaporators, reverse osmosis, filtration, ion exchange, biological, physical and chemical methods or any combination of these processes to solve its customers’ problems.

J&Y’s engineers, designers, project managers, and service personnel are experienced professionals who are available to respond quickly to customers’ needs before and after commissioning. Quality is a most important aspect throughout the design and fabrication process. J&Y implements the most up to date quality control systems to assure that the design and manufacture of its systems meets the highest possible standard. This results in quality products that will provide trouble-free operation. J&Y’s world-class reputation as a designer and manufacturer of quality products and services was recognized when J&Y was awarded the Small Business Exporter of the Year award by the United States Small Business Administration. Please visit http://www.jyint.com/ for more information.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also providing comprehensive solutions in the industrial pollution control market. Tri-Tech owns 23 software copyrights and two technological patents and employs 260 people. Please visit http://www.tri-tech.cn for more information.

An online investor kit including a company profile, press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.hawkassociates.com/profile/trit.cfm. To subscribe to future releases via e-mail alert, visit http://www.hawkassociates.com/about/alert/.

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to Tri-Tech’s ability to expand and create new business opportunities and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, other factors affecting the operation of the respective business of Tri-Tech and J&Y, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins or Grace Huang

+1-305-451-1888

tritech@hawkassociates.com

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